SECOND AMENDMENT TO
                         NICOR INC. STOCK DEFERRAL PLAN

      Upon the recommendation of the Compensation Committee of the Board of Directors (the "Board") of Nicor Inc. (the "Company"), the Nicor Inc. Stock Deferral Plan (the "Plan") has been amended by resolution of its Board of Directors (the "Resolution") adopted on December 7, 1999, with such amendments to be effective pursuant to the terms of the Resolution. Pursuant to the Resolution, the Plan is amended in the following particulars:

1. The following Section 4.7 shall be added to the Plan:

   "4.7. Change in Control.

   (a) In the event of a Change in Control, the Participant shall receive a lump sum distribution equal to the closing market value per share of Stock as of the date of the Change in Control multiplied by the number of Stock Units in the Participant's Deferred Stock Account. Such distribution shall be made to the Participant regardless of any elections that may otherwise be applicable under the Plan, and shall be made as soon as practicable after the date of such Change in Control, but in no event later than 15 days after the occurrence of such Change in Control.

   (b) For purposes of the Plan, a "Change in Control" is defined as it is provided in the 1989 Plan as the 1989 Plan has been amended by resolution of the Company's Board of Directors adopted on December 7, 1999."

2. The following line shall be added to APPENDIX A of the Plan following the line ending with the word "Beneficiary:"

   "The 1989 Plan                          Change in Control"

IN WITNESS WHEREOF, the undersigned officer of the Company has caused these presents to be signed on behalf of the Company as of this 19th day of April, 2000.


                                          Nicor Inc.

                                          By    THOMAS L. FISHER
                                                Thomas L. Fisher
                                                Chairman, President and
                                                Chief Executive Officer